UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2026

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 445-4886

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 16, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a certain investor (“Investor”). The Purchase Agreement provides for an equity line of credit under which the Company agreed to issue and sell to Investor, upon the terms and conditions set forth in the Purchase Agreement those shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) issuable under pre-paid purchases (each, a “Pre-Paid Purchase”) in the aggregate purchase amount of up to $40,000,000 (such amount, the “Commitment Amount”), which includes the initial Pre-Paid Purchase to be made under the Purchase Agreement, upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase, as summarized herein: (i) an original principal amount of $10,730,000.00 (the “Pre-Paid Purchase Shares”); and (ii) an additional 262,467 shares of Common Stock (the “Registered Shares”).

In connection with the Purchase Agreement, the Company also entered into the Pledge Agreement (as defined and described herein). Additionally, in connection with the Purchase Agreement, the Company’s current wholly-owned operating subsidiaries, Northstrive Biosciences Inc., a Delaware corporation (“Northstrive Biosciences”), PMGC Capital LLC, a Nevada limited liability company (“PMGC Capital”), AGA Precision Systems LLC, a California limited liability company (“AGA”), Pacific Sun Packaging Inc., a California corporation (“Pacific Sun”), and SVM Machining, Inc., a California corporation (“SVM”) each entered into a Guaranty (each, a “Guaranty”) for the benefit of Investor, as further described herein.

Pre-Paid Purchase

The Pre-Paid Purchase carries an original issue discount of $700,000.00 (“OID”). The Company agreed to pay $30,000 to Investor to cover Investor’s legal fees, accounting costs, due diligence, and other transaction costs incurred in connection with the transactions contemplated by the Purchase Agreement (the “Transaction Expense Amount”). The Registered Shares and the Pre-Paid Purchase Shares shall be delivered on or around April 16, 2026 (the “Closing Date”). The initial purchase price payable to the Company on the Closing Date was $10,000,000, computed as follows: $10,730,000.00 initial principal balance, less the OID, less the Transaction Expense Amount. In addition, Investor also agreed to pay $1,000,000 to the Company for the Registered Shares.

The Company expects to consummate the Pre-Paid Purchase on or about April 17, 2026 and to receive net proceeds of $9,727,380.00 after the deduction of the placement agent fee, legal fees, and other transaction-related expenses.

Request of Additional Pre-Paid Purchases

Pursuant to the Purchase Agreement, the Company may, at its sole and absolute discretion, at any time and from time to time during the Commitment Period (as defined below), subject to the satisfaction of closing conditions, request a Pre-Paid Purchase in an amount no more than the Maximum Purchase Amount and no less than $250,000 from Investor by providing a written notice of such request to Investor (each, a “Request”). The closing of each Pre-Paid Purchase will take place on or before the third (3rd) Trading Day following the date of such Request (the date of the closing of each Pre-Paid Purchase, the “Pre-Paid Purchase Date”). Subject to the satisfaction of the conditions set forth in the Purchase Agreement as of such Pre-Paid Purchase Date, Investor shall pay to Company the amount set forth in such Request (which amount shall serve as the purchase price of such Pre-Paid Purchase) in immediately available funds to an account designated by Company in writing on each Pre-Paid Purchase Date immediately following delivery of the applicable fully executed Pre-Paid Purchase, except as noted in the Purchase Agreement. Each Pre-Paid Purchase will be considered a separate instrument with a separate outstanding balance and holding period. The original issue discount (“OID”) for each subsequent Pre-Paid Purchase will be seven percent (7.0%) of the amount set forth in the applicable Request, and each subsequent Pre-Paid Purchase will accrue interest at the rate of seven percent (7.0%) per annum. The floor price per share of Common Stock of each subsequent Pre-Paid Purchase will be twenty percent (20%) of the Nasdaq Minimum Price on the Pre-Paid Purchase Date, subject to another floor price for purposes of compliance with the Listing Rules of Nasdaq.

“Commitment Period” means the period beginning on April 16, 2026 and ending on the earlier of: (i) April 16, 2028, (ii) the date the Company has sold $40,000,000.00 in Pre-Paid Purchases under the Purchase Agreement; and (iii) termination of the Purchase Agreement.

Participation Right

The Company granted to Investor a participation right in which Investor has the right to participate, at Investor’s discretion and during the Commitment Period, in up to ten percent (10%) of the amount sold in any debt or equity financing (the “Participation Right”). Within two (2) Trading Days prior to the consummation of a financing (provided, however, that with respect to any public offering of the Company’s securities, the aforementioned time frame shall instead be upon the commencement of offers to the public), the Company will provide Investor with written notice of the consummation of such financing, along with copies of the transaction documents. Investor will then have up to five (5) Trading Days to elect to purchase up to ten percent (10%) of the amount of debt or equity securities issued in such transaction on the most favorable terms and conditions offered to any other purchaser of the same securities. The Company and Investor agreed that if the Company breaches its obligations with respect to the Participation Right, Investor’s sole and exclusive remedy is to receive liquidated damages.

Weekly Sales Cap

Investor agreed that, so long as no Event of Default has occurred under any Pre-Paid Purchase, it will not sell, during any calendar week, shares of Common Stock in an amount exceeding fifteen percent (15%) of the total weekly dollar trading volume of the Common Stock on all trading markets for such week.

Covenants; Indemnification; Representations and Warranties

The Company agreed that it shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (i) from entering into a Variable Rate Transaction with Investor or any affiliate of Investor, or (ii) from issuing Common Stock, preferred stock, warrants, convertible notes, Pre-Paid Purchases, other debt securities, or any other Company securities to Investor or any affiliate of Investor, in each case without first obtaining the prior written consent of Investor, which may be granted or withheld in Investor’s sole and absolute discretion.

In addition, the Company agreed to file a Form 424(b)(5) prospectus supplement to on Form S-3 (Registration No. 333-284505) (“Shelf Registration Statement”) for the registration of the Registered Shares and that portion of the Pre-Paid Purchase Shares eligible for registration pursuant to General Instruction I.B.6 of Form S-3,.and deliver to Investor any legal opinions deemed necessary by Investor to trade the Registered Shares and the applicable portion of the Pre-Paid Purchase Shares under such prospectus supplement. The Company agreed to obtain stockholder approval of the issuance of the Registered Shares, the Pre-Paid Purchase Shares, all additional Pre-Paid Purchases that may be issued under the Purchase Agreement, and the shares of Common Stock issuable under such Pre-Paid Purchases in excess of the 19.99% issuance cap placed by Nasdaq Listing Rule 5635(d) and to file a Definitive Information Statement on Schedule 14C with the Securities & Exchange Commission to notify its stockholders of this approval.

The Company agreed to reserve 7,500,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Purchase Agreement and all Pre-Paid Purchases (the “Share Reserve”). The Company also further agreed to add additional Common Stock to the Share Reserve in increments of 100,000 shares of Common Stock as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Common Stock equal to the Pre-Paid Purchase Outstanding Balance divided by the Purchase Share Purchase Price.

The Company and Investor agreed to other customary covenants, closing conditions, indemnification provisions and made customary representations and warranties.

Termination

The Company has the right to terminate the Purchase Agreement upon ten (10) days’ prior written notice to Investor so long as no Pre-Paid Purchases are outstanding.

Guaranty; Pledge Agreement

Northstrive Biosciences, PMGC Capital, AGA, Pacific Sun, and SVM each entered into the Guaranty for the benefit of Investor (each of these entities, in its capacity as a guaranty under the applicable Guaranty, collectively, the “Guarantors”). Pursuant to the Guaranty, the Guarantors agreed to absolutely and unconditionally guaranty the prompt payment in full of the Obligations.

Pursuant to the Pledge Agreement, the Company’s obligations under the Pre-Paid Purchases and the other Transaction Documents are secured by: the Collateral, which includes the equity interests of the subsidiaries of the Company, any businesses purchased by the Company after the date of the Pledge Agreement, and the equity interests in any subsidiaries formed by the Company after the date of the Pledge Agreement. Investor has a first-position security interest in the Collateral.

The Company agreed not to grant or create any security interest, claim, transfer restriction, lien, pledge or other encumbrance with respect to the Collateral or attempt to or actually sell, transfer or otherwise dispose of the Collateral, until the Obligations have been paid and performed in full.

Capitalized terms used but not otherwise defined in this Current Report on Form 8-K shall have the respective meanings ascribed thereto by the Purchase Agreement, the Pre-Paid Purchase, the Guaranty, and the Pledge Agreement, as applicable. The foregoing summary of the Purchase Agreement, the First Pre-Paid Purchase, the Guaranty, and the Pledge Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement, the First Pre-Paid Purchase, the Guaranty, and the Pledge Agreement, which are filed in this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 and included in Item 1.01 of this Form 8-K is incorporated herein by reference. The sale of shares of Common Stock by the Company to the Investor pursuant to the Purchase Agreement, including both the Registered Shares and the Pre-Paid Purchase Shares were not registered under the Securities Act pursuant to the exemptions from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On April 17, 2026, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Form of Securities Purchase Agreement
10.2+	Form of Pre-Paid Purchase
10.3+	Form of Guaranty
10.4+	Form of Pledge Agreement
99.1+	Press Release dated April 17, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL).

+	Portions of this exhibit have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2026

PMGC Holdings Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer and Chief Financial Officer